Exhibit 99.2 Third Quarter 2024 Earnings Results Presentation October 15, 2024

Results Snapshot Net Revenues Net Earnings EPS 3Q24 $12.70 billion 3Q24 $2.99 billion 3Q24 $8.40 3Q24 YTD $ 3 9 . 6 4 bi llion 3Q24 YTD $ 1 0 . 1 7 bi l l i on 3Q24 YTD $28. 64 1 1 Annualized ROE Annualized ROTE Book Value Per Share 3Q24 10.4% 3Q24 11.1% 3Q24 $332.96 3Q24 YTD 12.0% 3Q24 YTD 12.9% YTD Growth 6.2% 4 Quarterly Highlights Selected Items and FDIC Special Assessment Fee 2 $ in millions, except per share amounts #1 in M&A and common stock offerings 3Q24 3Q24 YTD Pre-tax earnings: 5 $ 135 $ 467 AWM historical principal investments Strong performance in Equities; (415) (597) Record FICC financing net revenues GM Card / Seller financing / GreenSky 17 (80) FDIC special assessment fee $ (263) $ (210) Total impact to pre-tax earnings Record Management and other fees of $2.62 billion $ (204) $ (163) Impact to net earnings $ (0.62) $ (0.48) Impact to EPS 3 Record AUS of $3.10 trillion (0.8)pp (0.2)pp Impact to ROE th 27 consecutive quarter of long-term fee-based net inflows 1

Financial Overview

Goldman Sachs

Financial Results

$ in millions, except per share amounts	3Q24	vs. 2Q24	vs. 3Q23	3Q24 YTD	vs. 3Q23 YTD
Global Banking & Markets	$ 8,554	5%	7%	$ 26,464	12%
Asset & Wealth Management	3,754	(3)%	16%	11,421	20%
Platform Solutions	391	(42)%	(32)%	1,758	(2)%
Net revenues	12,699	–	7%	39,643	13%
Provision for credit losses	397	41%	N.M.	997	121%
Operating expenses	8,315	(3)%	(8)%	25,506	(2)%
Pre-tax earnings	$ 3,987	2%	45%	$ 13,140	55%
Net earnings	$ 2,990	(2)%	45%	$ 10,165	56%
Net earnings to common	$ 2,780	(4)%	48%	$ 9,602	59%
Diluted EPS	$ 8.40	(3)%	54%	$ 28.64	65%
ROE[1]	10.4%	(0.5)pp	3.3pp	12.0%	4.4pp
ROTE[1]	11.1%	(0.5)pp	3.4pp	12.9%	4.7pp
Efficiency Ratio[3]	65.5%	(1.5)pp	(11.1)pp	64.3%	(10.1)pp

Financial Overview Highlights

- 3Q24 results included EPS of $8.40 and ROE of 10.4%
  - 3Q24 net revenues were higher YoY, reflecting higher net revenues in Global Banking & Markets and Asset & Wealth Management, partially offset by lower net revenues in Platform Solutions
  - 3Q24 provision for credit losses was $397 million, reflecting net provisions related to the credit card portfolio (primarily driven by net charge-offs), partially offset by a net benefit related to the wholesale portfolio (driven by recoveries on previously impaired loans)
  - 3Q24 operating expenses were lower YoY, reflecting decreases driven by a write-down of intangibles related to GreenSky in 3Q23 and significantly lower expenses, including impairments, related to consolidated real estate investments, partially offset by increases driven by higher transaction based expenses and a write-down of intangibles related to the GM credit card program in 3Q24

Net Revenues by Segment ($ in millions)



$12,699
$8,554
$3,754
$391
$12,731
$8,184
$3,878
$669
$11,817
$8,009
$3,230
$578
3Q24
2Q24
3Q23
Global Banking & Markets
Asset & Wealth Management
Platform Solutions

2

Global Banking & Markets

Financial Results

$ in millions	3Q24	vs. 2Q24	vs. 3Q23	3Q24 YTD	vs. 3Q23 YTD
Investment banking fees	$ 1,865	8%	20%	$ 5,678	24%
FICC	2,962	(7)%	(12)%	10,465	4%
Equities	3,500	10%	18%	9,980	12%
Other	227	123%	106%	341	210%
Net revenues	8,554	5%	7%	26,464	12%
Provision for credit losses	54	N.M.	86%	95	(56)%
Operating expenses	4,969	(2)%	4%	15,197	11%
Pre-tax earnings	$ 3,531	12%	11%	$ 11,172	15%
Net earnings	$ 2,653	8%	11%	$ 8,643	16%
Net earnings to common	$ 2,490	7%	11%	$ 8,205	15%
Average common equity	$ 76,039	–	5%	$ 75,575	6%
Return on average common equity	13.1%	0.8pp	0.7pp	14.5%	1.1pp

Global Banking & Markets Highlights

- 3Q24 net revenues were higher YoY
  - Investment banking fees reflected significantly higher net revenues in Debt underwriting, higher net revenues in Equity underwriting and slightly higher net revenues in Advisory
  - FICC reflected significantly lower net revenues in intermediation, partially offset by significantly higher net revenues in financing
  - Equities reflected significantly higher net revenues in intermediation and slightly higher net revenues in financing
- Investment banking fees backlog[3] increased QoQ, driven by an increase in Advisory
- 3Q24 select data[3]:
  - Total assets of $1.47 trillion
  - Loan balance of $129 billion
  - Net interest income of $1.11 billion

Global Banking & Markets Net Revenues ($ in millions)



$8,554
$8,184
$8,009
$1,865
$2,962
$3,500
$227
$1,733
$3,180
$3,169
$102
$1,554
$3,384
$2,961
$110
Investment banking fees
FICC
Equities
Other
3Q24
2Q24
3Q23

3

Global Banking & Markets – Net Revenues

Net Revenues

$ in millions	3Q24	vs. 2Q24	vs. 3Q23	3Q24 YTD	vs. 3Q23 YTD
Advisory	$ 875	27%	5%	$ 2,574	12%
Equity underwriting	385	(9)%	25%	1,178	31%
Debt underwriting	605	(3)%	46%	1,926	41%
Investment banking fees	1,865	8%	20%	5,678	24%
FICC intermediation	2,013	(14)%	(24)%	7,814	(3)%
FICC financing	949	12%	30%	2,651	32%
FICC	2,962	(7)%	(12)%	10,465	4%
Equities intermediation	2,209	24%	29%	5,984	20%
Equities financing	1,291	(7)%	3%	3,996	1%
Equities	3,500	10%	18%	9,980	12%
Other	227	123%	106%	341	210%
Net revenues	$ 8,554	5%	7%	$ 26,464	12%

Global Banking & Markets Net Revenues Highlights

- 3Q24 Investment banking fees were significantly higher YoY
  - Advisory net revenues were slightly higher
  - Equity underwriting reflected an increase in secondary offerings
  - Debt underwriting reflected an increase in leveraged finance and investment-grade activity
- 3Q24 FICC net revenues were lower YoY
  - FICC intermediation reflected significantly lower net revenues in interest rate products and commodities, partially offset by significantly higher net revenues in currencies and credit products and higher net revenues in mortgages
  - Record FICC financing primarily reflected significantly higher net revenues from mortgages and structured lending
- 3Q24 Equities net revenues were higher YoY
  - Equities intermediation reflected significantly higher net revenues in both derivatives and cash products
  - Equities financing net revenues were slightly higher
- 3Q24 Other net revenues YoY primarily reflected higher net gains from direct investments

4

Asset & Wealth Management

Goldman Sachs

Financial Results

$ in millions	3Q24	vs. 2Q24	vs. 3Q23	3Q24 YTD	vs. 3Q23 YTD
Management and other fees:					
Asset management	$ 1,179	7%	12%	$ 3,391	9%
Wealth management	1,440	–	6%	4,216	7%
Total Management and other fees	2,619	3%	9%	7,607	8%
Incentive fees	85	85%	254%	219	115%
Private banking and lending	756	7%	10%	2,145	12%
Equity investments	116	(60)%	N.M.	630	N.M.
Debt investments	178	(40)%	(45)%	820	(12)%
Net revenues	3,754	(3)%	16%	11,421	20%
Provision for credit losses	(109)	(88)%	N.M.	(189)	62%
Operating expenses	2,848	(6)%	(5)%	8,819	(7)%
Pre-tax earnings	$ 1,015	13%	483%	$ 2,791	413%
Net earnings	$ 767	10%	495%	$ 2,159	418%
Net earnings to common	$ 727	8%	682%	$ 2,053	546%
Average common equity	$ 26,475	2%	(7)%	$ 26,348	(14)%
Return on average common equity	11.0%	0.7pp	9.7pp	10.4%	9.0pp

Asset & Wealth Management Highlights

- 3Q24 net revenues were higher YoY
  - Management and other fees primarily reflected the impact of higher average AUS
  - Incentive fees were driven by harvesting
  - Private banking and lending net revenues primarily reflected the impact of higher deposit balances
  - Equity investments primarily reflected net gains from investments in corporate private and public equities, compared with net losses in 3Q23
  - Debt investments primarily reflected lower net interest income due to a reduction in the debt investments balance sheet
- 3Q24 YTD pre-tax margin of 24%
- 3Q24 select data[3]:
  - Total assets of $195 billion
  - Loan balance of $45 billion, of which $36 billion related to Private banking and lending
  - Net interest income of $766 million
  - Total Wealth management client assets[6] of ~$1.6 trillion

Asset & Wealth Management Net Revenues ($ in millions)



$3,754
$2,619
$85
$756
$116
$178
3Q24
$3,878
$2,536
$46
$707
$292
$297
2Q24
$3,230
$2,405
$24
$687
$326
$(212)
3Q23
Management and other fees
Incentive fees
Private banking and lending
Equity investments
Debt investments

5

Asset & Wealth Management – Assets Under Supervision

AUS Highlights[3]

- During the quarter, AUS increased $169 billion to a record $3.10 trillion
  - Net inflows across all asset classes, particularly in liquidity products and fixed income assets
  - Net market appreciation primarily in fixed income and equity assets
- Total AUS net inflows of $66 billion during the quarter, of which:
  - $36 billion of net inflows in Third-party distributed client channel
  - $17 billion of net inflows in Wealth management client channel
  - $13 billion of net inflows in Institutional client channel

AUS Rollforward[3]

$ in billions	3Q24	2Q24	3Q23
Beginning balance	**$ 2,934**	$ 2,848	$ 2,714
Long-term AUS net inflows / (outflows)	**29**	31	7
Liquidity products	**37**	40	11
Total AUS net inflows / (outflows)	**66**	71	18
Acquisitions / (dispositions)	**–**	–	–
Net market appreciation / (depreciation)	**103**	15	(52)
Ending balance	**$ 3,103**	$ 2,934	$ 2,680

AUS by Asset Class[3]

$ in billions	3Q24	2Q24	3Q23
Alternative investments	**$ 328**	$ 314	$ 267
Equity	**780**	735	607
Fixed income	**1,220**	1,147	1,031
Long-term AUS	**2,328**	2,196	1,905
Liquidity products	**775**	738	775
Total AUS	**$ 3,103**	$ 2,934	$ 2,680

AUS by Client Channel[3]

$ in billions	3Q24	2Q24	3Q23
Institutional	**$ 1,126**	$ 1,063	$ 924
Wealth management	**913**	865	771
Third-party distributed	**1,064**	1,006	985
Total AUS	**$ 3,103**	$ 2,934	$ 2,680

3Q24 AUS by Region and Vehicle[3]


Region
7%
23%
70%
Americas
EMEA
Asia


Vehicle
13%
31%
56%
Separate accounts
Public funds
Private funds and other

6

Asset & Wealth Management – Alternative Investments

Goldman Sachs

Alternative Investments Highlights[3]

- 3Q24 Management and other fees from alternative investments were $527 million, down 3% compared with 3Q23, reflecting lower placement fees, partially offset by the impact of higher average assets under supervision
- During the quarter, alternative investments AUS increased $14 billion to $328 billion
- 3Q24 gross third-party alternatives fundraising across strategies was $16 billion, including:
  - $6 billion in corporate equity, $5 billion in credit, $1 billion in real estate and $4 billion in hedge funds and other
  - $303 billion raised since the end of 2019
- During the quarter, on-balance sheet alternative investments declined by $2.2 billion to $38.5 billion
  - Historical principal investments[5] declined by $1.7 billion to $10.9 billion (attributed equity of $4 billion) and included $2.0 billion of loans, $2.8 billion of debt securities, $3.6 billion of equity securities and $2.5 billion of CIE investments and other

Alternative Investments AUS and Effective Fees[3]

$ in billions	3Q24 Average AUS	3Q24 Effective Fees (bps)
Corporate equity	$ 121	74
Credit	62	71
Real estate	30	51
Hedge funds and other	72	61
Funds and discretionary accounts	285	68
Advisory accounts	37	17
Total alternative investments AUS	$ 322	62

On-Balance Sheet Alternative Investments[3]

$ in billions	3Q24
Loans	$ 9.4
Debt securities	9.4
Equity securities	13.4
CIE investments and other[7]	6.3
Total On-B/S alternative investments	$ 38.5

$ in billions	3Q24
Client co-invest	$ 19.1
Firmwide initiatives / CRA investments	8.5
Historical principal investments[5]	10.9
Total On-B/S alternative investments	$ 38.5

Historical Principal Investments Rollforward

$ in billions	3Q24
Beginning balance	$ 12.6
Additions	0.1
Dispositions / paydowns	(2.0)
Net mark-ups / (mark-downs)	0.2
Net change	$ (1.7)
Ending balance	$ 10.9

7

Platform Solutions

Financial Results

$ in millions	3Q24	vs. 2Q24	vs. 3Q23	3Q24 YTD	vs. 3Q23 YTD
Consumer platforms	$ 333	(44)%	(34)%	$ 1,550	(1)%
Transaction banking and other	58	(17)%	(25)%	208	(11)%
Net revenues	391	(42)%	(32)%	1,758	(2)%
Provision for credit losses	452	14%	N.M.	1,091	48%
Operating expenses	498	18%	(60)%	1,490	(48)%
Pre-tax earnings / (loss)	$ (559)	(280)%	8%	$ (823)	54%
Net earnings / (loss)	$ (430)	(274)%	5%	$ (637)	53%
Net earnings / (loss) to common	$ (437)	(264)%	5%	$ (656)	53%
Average common equity	$ 4,508	4%	7%	$ 4,547	12%
Return on average common equity	(38.8)%	(27.8)pp	4.8pp	(19.2)%	26.3pp

Platform Solutions Highlights

- 3Q24 net revenues were lower YoY
  - Consumer platforms reflected lower net revenues from the GM credit card program, including a loss related to the planned transitioning of the program to another issuer, partially offset by higher average credit card balances
  - Transaction banking and other primarily reflected mark-downs related to the seller financing loans portfolio that was transferred to held for sale, and lower average deposit balances
- 3Q24 provision for credit losses of $452 million reflected net provisions related to the credit card portfolio (primarily driven by net charge-offs)
- 3Q24 select data[3]:
  - Total assets of $60 billion
  - Loan balance of $18 billion
  - Net interest income of $744 million

Platform Solutions Net Revenues ($ in millions)



$391
$333
$58
$669
$599
$70
$578
$501
$77
3Q24
2Q24
3Q23
Consumer platforms
Transaction banking and other

8

Loans and Net Interest Income

Loans and Net Interest Income Highlights[3]

- 3Q24 loans increased QoQ
  - Gross loans by type: $188 billion - amortized cost, $6 billion - fair value, $3 billion - held for sale
  - Average loans of $189 billion
  - Total allowance for loan losses and losses on lending commitments was $5.45 billion ($4.75 billion for funded loans)
    - $3.00 billion for wholesale loans, $2.45 billion for consumer loans
  - Net charge-offs of $299 million for an annualized net charge-off rate of 0.7%
    - 0.0% for wholesale loans, 6.9% for consumer loans
- 3Q24 net interest income increased 70% YoY, reflecting an increase in interest-earning assets
  - 3Q24 average interest-earning assets of $1.59 trillion

Loans by Segment[3] ($ in billions)



$192
$129
$45
$18
$184
$123
$44
$17
$178
$109
$47
$22
3Q24
2Q24
3Q23
Global Banking & Markets
Asset & Wealth Management
Platform Solutions

Loans by Type[3]

$ in billions	3Q24	2Q24	3Q23
Corporate	$ 33	$ 35	$ 37
Commercial real estate	28	27	26
Residential real estate	25	24	24
Securities-based lending	16	15	15
Other collateralized lending	73	67	55
Installment	–	–	6
Credit cards	20	19	18
Other	2	2	2
Allowance for loan losses	(5)	(5)	(5)
Total loans	$ 192	$ 184	$ 178

Metrics

2.5%
ALLL to Total Gross Loans, at Amortized Cost

1.4%
ALLL to Gross Wholesale Loans, at Amortized Cost

13.5%
ALLL to Gross Consumer Loans, at Amortized Cost

~80%
Gross Loans Secured

Net Interest Income by Segment ($ in millions)



$2,623
$1,113
$766
$744
$2,242
$815
$723
$704
$1,547
$171
$686
$690
3Q24
2Q24
3Q23
Global Banking & Markets
Asset & Wealth Management
Platform Solutions

9

Expenses Financial Results Expense Highlights n 3Q24 total operating expenses were lower YoY vs. vs. vs. 3Q24 3Q23 — Decreases due to: 3Q24 2Q24 3Q23 YTD YTD $ in millions o A write-down of intangibles related to GreenSky in 3Q23 (in depreciation and amortization) Compensation and benefits $ 4,122 (3)% (2)% $ 12,947 9% o Significantly lower expenses, including impairments, related to consolidated real estate investments (largely in depreciation and amortization) Transaction based 1,701 3% 17% 4,852 14% — Partially offset by increases due to: Market development 159 4% 17% 465 2% o Higher transaction based expenses o A write-down of intangibles related to the GM credit card program in 3Q24 (in Communications and technology 498 – 6% 1,468 4% depreciation and amortization) n 3Q24 YTD effective income tax rate was 22.6%, up from 21.6% for 2Q24 YTD, primarily due to 621 (4)% (59)% 1,894 (54)% Depreciation and amortization a decrease in the impact of permanent tax benefits 3 Occupancy 242 (1)% (9)% 733 (7)% Efficiency Ratio 74.4% Professional fees 400 2% 6% 1,177 2% 64.3% Other expenses 572 (19)% (13)% 1,970 – Total operating expenses $ 8,315 (3)% (8)% $ 25,506 (2)% 997 14% 43% $ 2,975 50% Provision for taxes $ Effective Tax Rate 22.6% (0.7)pp 3Q24 YTD 3Q23 YTD 10

Capital and Balance Sheet

Capital and Balance Sheet Highlights[3]

- Standardized CET1 capital ratio and Advanced CET1 capital ratio both decreased QoQ, primarily reflecting an increase in credit and market RWAs, partially offset by an increase in CET1 capital
- As of October 1, 2024, the firm's Standardized CET1 capital ratio requirement is 13.7%, reflecting an SCB of 6.2% (an increase of 70bps from the prior SCB of 5.5%)
- Returned $1.98 billion of capital to common shareholders during the quarter
  - 2.0 million common shares repurchased for a total cost of $1.00 billion
  - $978 million of common stock dividends
- Deposits of $445 billion consisted of consumer $182 billion, private bank $98 billion, transaction banking $61 billion, brokered CDs $43 billion, deposit sweep programs $33 billion and other $28 billion
- BVPS increased 1.8% QoQ, driven by net earnings

Selected Balance Sheet Data[3]

$ in billions	3Q24	2Q24	4Q23
Total assets	**$ 1,728**	$ 1,653	$ 1,642
Deposits	**$ 445**	$ 433	$ 428
Unsecured long-term borrowings	**$ 250**	$ 235	$ 242
Shareholders' equity	**$ 121**	$ 119	$ 117
Average GCLA	**$ 447**	$ 424	$ 414

Capital[3]

	3Q24	2Q24	4Q23
Standardized CET1 capital ratio	**14.6%**	14.9%	14.4%
Advanced CET1 capital ratio	**15.5%**	15.9%	14.9%
Supplementary leverage ratio (SLR)	**5.5%**	5.4%	5.5%

Book Value

In millions, except per share amounts	3Q24	2Q24	4Q23
Basic shares[3]	**324.2**	326.2	337.1
Book value per common share	**$ 332.96**	$ 327.13	$ 313.56
Tangible book value per common share[1]	**$ 311.88**	$ 306.02	$ 292.52

11

Cautionary Note Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity and the forward-looking statements below, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2023. Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data and global core liquid assets (GCLA) consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements. Statements regarding (i) estimated GDP growth or contraction, interest rate and inflation trends and volatility, (ii) the timing, profitability, benefits and other prospective aspects of business initiatives and the achievability of targets and goals, (iii) the future state of the firm’s liquidity and regulatory capital ratios (including the firm’s stress capital buffer and G-SIB buffer, and the potential impact of changes to U.S. regulatory capital rules), (iv) the firm’s prospective capital distributions (including dividends and repurchases), (v) the firm’s future effective income tax rate, (vi) the firm’s Investment banking fees backlog and future results, (vii) the firm’s planned 2024 benchmark debt issuances, (viii) the impact of Russia’s invasion of Ukraine and related sanctions and other developments and the impact of the conflict in the Middle East on the firm’s business, results and financial position, and (ix) the firm’s ability to sell, and the terms of any proposed or pending sale of, Asset & Wealth Management historical principal investments and the seller financing loans portfolio, and the firm’s ability to transition the GM credit card program are forward-looking statements. Statements regarding estimated GDP growth or contraction, interest rate and inflation trends and volatility are subject to the risk that actual GDP growth or contraction, interest rate and inflation trends and volatility may differ, possibly materially, due to, among other things, changes in general economic conditions and monetary and fiscal policy. Statements about the timing, profitability, benefits and other prospective aspects of business initiatives and the achievability of targets and goals are based on the firm’s current expectations regarding the firm’s ability to effectively implement these initiatives and achieve these targets and goals and may change, possibly materially, from what is currently expected. Statements about the future state of the firm’s liquidity and regulatory capital ratios (including the firm’s stress capital buffer and G-SIB buffer), as well as its prospective capital distributions (including dividends and repurchases), are subject to the risk that the firm’s actual liquidity, regulatory capital ratios and capital distributions may differ, possibly materially, from what is currently expected, including due to, among other things, potential future changes to regulatory capital rules, which may not be what the firm expects. Statements about the firm’s future effective income tax rate are subject to the risk that the firm’s future effective income tax rate may differ from the anticipated rate indicated, possibly materially, due to, among other things, changes in the tax rates applicable to the firm, the firm’s earnings mix or profitability, the entities in which the firm generates profits and the assumptions made in forecasting the firm’s expected tax rate, and potential future guidance from tax authorities. Statements about the firm’s Investment banking fees backlog and future advisory and capital market results are subject to the risk that advisory and capital market activity may not increase as the firm expects or that transactions may be modified or may not be completed at all, and related net revenues may not be realized or may be materially less than expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, an outbreak or worsening of hostilities, including those in Ukraine and the Middle East, volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. Statements regarding the firm’s planned 2024 benchmark debt issuances are subject to the risk that actual issuances may differ, possibly materially, due to changes in market conditions, business opportunities or the firm’s funding needs. Statements about the impact of Russia’s invasion of Ukraine and related sanctions and other developments and the impact of the conflict in the Middle East on the firm’s business, results and financial position are subject to the risks that hostilities may escalate and expand, that sanctions may increase and that the actual impact may differ, possibly materially, from what is currently expected. Statements about the proposed or pending sales of Asset & Wealth Management historical principal investments are subject to the risks that buyers may not bid on these assets or bid at levels, or with terms, that are unacceptable to the firm, and that the performance of these activities may deteriorate as a result of the proposed and pending sales, and statements about the planned sale of the seller financing loans portfolio and the process to transition the GM credit card program are subject to the risk that a transaction may not close on the anticipated timeline or at all, including due to a failure to obtain requisite regulatory approvals. 12

Footnotes

1. Annualized return on average common shareholders' equity (ROE) is calculated by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders' equity. Annualized return on average tangible common shareholders' equity (ROTE) is calculated by dividing annualized net earnings applicable to common shareholders by average monthly tangible common shareholders' equity. Tangible common shareholders' equity is calculated as total shareholders' equity less preferred stock, goodwill and identifiable intangible assets. Tangible book value per common share (TBVPS) is calculated by dividing tangible common shareholders' equity by basic shares. Management believes that tangible common shareholders' equity and TBVPS are meaningful because they are measures that the firm and investors use to assess capital adequacy and that ROTE is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally. Tangible common shareholders' equity, ROTE and TBVPS are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies.

   The table below presents a reconciliation of average and ending common shareholders' equity to average and ending tangible common shareholders' equity:

	AVERAGE FOR THE		AS OF		
Unaudited, $ in millions	THREE MONTHS ENDED SEPTEMBER 30, 2024	NINE MONTHS ENDED SEPTEMBER 30, 2024	SEPTEMBER 30, 2024	JUNE 30, 2024	DECEMBER 31, 2023
Total shareholders' equity	$ 119,900	$ 118,653	$ 121,200	$ 119,463	$ 116,905
Preferred stock	(12,878)	(12,183)	(13,253)	(12,753)	(11,203)
Common shareholders' equity	107,022	106,470	107,947	106,710	105,702
Goodwill	(5,905)	(5,902)	(5,909)	(5,893)	(5,916)
Identifiable intangible assets	(978)	(1,042)	(925)	(992)	(1,177)
Tangible common shareholders' equity	$ 100,139	$ 99,526	$ 101,113	$ 99,825	$ 98,609

2. Dealogic – January 1, 2024 through September 30, 2024.

3. For information about the following items, see the referenced sections in Part I, Item 2 "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the firm's Quarterly Report on Form 10-Q for the period ended June 30, 2024: (i) Investment banking fees backlog – see "Results of Operations – Global Banking & Markets," (ii) assets under supervision (AUS) – see "Results of Operations – Asset & Wealth Management – Assets Under Supervision," (iii) efficiency ratio – see "Results of Operations – Operating Expenses," (iv) basic shares – see "Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics," (v) share repurchase program – see "Capital Management and Regulatory Capital – Capital Management" and (vi) global core liquid assets – see "Risk Management – Liquidity Risk Management."

   For information about the following items, see the referenced sections in Part I, Item 1 "Financial Statements (Unaudited)" in the firm's Quarterly Report on Form 10-Q for the period ended June 30, 2024: (i) interest-earning assets – see "Statistical Disclosures – Distribution of Assets, Liabilities and Shareholders' Equity" and (ii) risk-based capital ratios and the supplementary leverage ratio – see Note 20 "Regulation and Capital Adequacy."

   Represents a preliminary estimate for the third quarter of 2024 for the firm's assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data and global core liquid assets. These may be revised in the firm's Quarterly Report on Form 10-Q for the period ended September 30, 2024.

4. Includes selected items that the firm has sold or is selling related to the narrowing of the firm's ambitions in consumer-related activities and related to the transitioning of Asset & Wealth Management to a less capital-intensive business. Pre-tax earnings for each selected item includes the operating results of the item and additionally, for General Motors (GM) Card, a loss related to the planned transitioning of the GM credit card program to another issuer and a write-down of intangibles, and for seller financing, net impairments in provision for credit losses and a mark-down in net revenues related to the transfer of the portfolio to held for sale.

   In the first half of 2024, the FDIC notified banks subject to the special assessment fee that the estimated cost to the Deposit Insurance Fund resulting from the closures in 2023 of Silicon Valley Bank and Signature Bank had increased and the firm recognized an incremental pre-tax expense. In 3Q24, based on additional information received from the FDIC, the firm recognized a reduction in the estimated cost of the FDIC special assessment fee.

   Net earnings reflects the 3Q24 and 3Q24 YTD effective income tax rate for the respective segment of each item.

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Footnotes - Continued 5. Includes consolidated investment entities (CIEs) and other legacy investments the firm intends to exit over the medium term (refers to a 3-5 year time horizon from year-end 2022). 6. Consists of AUS, brokerage assets and Marcus deposits. 7. Includes CIEs and other investments. CIEs are generally accounted for at historical cost less depreciation. Substantially all of the firm’s CIEs are engaged in commercial real estate investment activities. Assets held by CIEs of $3 billion as of September 30, 2024 were funded with liabilities of approximately $2 billion as of September 30, 2024. Substantially all such liabilities are nonrecourse, thereby reducing the firm’s equity at risk. 14